Exhibit 99.1

PRESS RELEASE

By:	Expeditors International of Washington, Inc. 1015 Third Avenue, Suite 1200 Seattle, Washington 98104

CONTACT:	R. Jordan Gates
Chief Financial Officer
	(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES CASH DIVIDEND INCREASE

SEATTLE, WASHINGTON – May 3, 2006, Expeditors International of Washington, Inc.

(NASDAQ: EXPD), today announced that its Board of Directors has declared a semi-annual cash dividend of $.22 per share, a 46% increase from the $.15 per share semi-annual dividend declared in 2005.  The dividend will be payable on June 15, 2006 to shareholders of record as of June 1, 2006.  This $.22 per share cash dividend does not take into account the previously announced 2-for-1 stock split payable to shareholders of record as of June 9, 2006.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 166 full-service offices, 56 satellite locations and 5 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.